   As filed with the Securities and Exchange Commission on August 7, 2000

                                                      Registration No. 333-41540

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                PRE-EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ---------------

                             DIGITAL ISLAND, INC.
            (Exact name of registrant as specified in its charter)
                                ---------------

                Delaware                           68-0322824
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)          Identification Number)

                                ---------------

                         45 Fremont Street, 12th Floor
                        San Francisco, California 94105
                                (415) 738-4100
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)
                                ---------------

                                 T.L. Thompson
                            Chief Financial Officer
                             Digital Island, Inc.
                         45 Fremont Street, 12th Floor
                        San Francisco, California 94105
                                (415) 738-4100
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------

                                   Copy to:
                              Curtis L. Mo, Esq.
                             Anthony S. Wang, Esq.
                             Joseph K. Wyatt, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                2200 Geng Road
                          Palo Alto, California 94303
                                (650) 424-0160
                                ---------------

       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                               Proposed Maximum         Proposed Maximum
     Title of Each Class of                                   Offering Price Per       Aggregate Offering           Amount of
   Securities to be Registered     Amount to Be Registered         Share(1)                 Price(1)             Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share                                 1,012,642                $40.00                 $40,505,680                $10,693.50
==================================================================================================================================

(1) The price of $40.00 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on July 11, 2000, and is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

(2) Includes the amount of $9,719.67 previously paid on July 17, 2000.

                                ---------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may not be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 7, 2000

     PRELIMINARY PROSPECTUS



                              1,012,642 Shares

                            DIGITAL ISLAND, INC.
                                Common Stock



     This prospectus relates to the public offering, which is not being underwritten, of 1,012,642 shares of our Common Stock, which are held by some of our current stockholders.

     The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our Common Stock is quoted on the Nasdaq National Market under the symbol "ISLD." On July 11, 2000, the average of the high and low price for the Common Stock was $40.00.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.


                        -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------





================================================================================

                 The date of this prospectus is August __, 2000

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Digital Island, Inc. (referred to in this prospectus as "Digital Island" or the "Registrant"), any Selling Stockholder (as defined below) or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

          Digital Island is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov

          Digital Island has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of the prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Exchange Act until our offering is completed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

          1. Digital Island's Annual Report on Form 10-K for the year ended September 30, 1999, filed on December 28, 1999;

          2. Digital Island's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 11, 2000 (as amended by Form 10-Q/A as filed on February 22, 2000);

          3. Definitive Proxy Statement, dated March 21, 2000, filed on March 21, 2000 in connection with Digital Island's 2000 Annual Meeting of Stockholders;

          4. Digital Island's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

          5. The description of Digital Island's Common Stock, $0.001 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on June 7, 1999, including any amendment or report filed for the purpose of updating such description;

          6.   Digital Island's Current Report on Form 8-K filed October 27,
1999;

          7. Digital Island's Current Report on Form 8-K filed on December 9, 1999;

          8.   Digital Island's Current Report on Form 8-K filed on January 5,
2000;

          9.   Digital Island's Current Report on Form 8-K filed on July 6,
2000;

         10. Digital Island's Current Report on Form 8-K filed on July 17, 2000; and

          11. All reports and other documents filed by Digital Island pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

          Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document. Digital Island will provide without charge to each person to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written requests for copies should be directed to Digital Island, Inc., Investor Relations, 45 Fremont Street, 12th Floor, San Francisco, California 94105. Digital Island's telephone number is (650) 738-4100.

                                  THE COMPANY

          The principal executive offices of Digital Island are located at 45 Fremont Street, 12th Floor, San Francisco, California 94105. Digital Island's telephone number is (415) 738-4100.

                             PLAN OF DISTRIBUTION

          Digital Island, Inc. is registering 1,012,642 shares of Common Stock, par value of $0.001 per share, on behalf of certain selling stockholders. Digital Island will receive no proceeds from this offering. The Shares (as defined below) may be offered by certain stockholders of Digital Island or by pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). 799,989 of the Shares (the "LOL Shares") were originally issued by Digital Island in connection with the merger of Live On Line, Inc. ("LOL"), a New York corporation, with LOL Acquisition, Corp. ("LOL Acquisition"), a wholly-owned subsidiary of Digital Island, with LOL being the surviving corporation (the "Merger"). The LOL Shares are being registered by Digital Island pursuant to the Agreement and Plan of Merger, dated as of January 18, 2000, by and among the Digital Island, LOL Acquisition, LOL and certain of the stockholders of LOL (the "Agreement and Plan of Merger"). The remaining 212,653 Shares (the "SRI Shares", and together with the LOL Shares, the "Shares") were originally issued by Digital Island in connection with the Technology Purchase Agreement and Research Alliance between SRI International, a California nonprofit public benefit corporation and Digital Island (the "Technology Purchase Agreement"). The SRI Shares are being registered by Digital Island pursuant to the Registration Rights Agreement, dated as of July 1, 2000, by and between Digital Island and SRI (the "Rights Agreement"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof.

          The Selling Stockholders will act independently of Digital Island in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more, or a combination of, the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

          In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholder may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have advised Digital Island that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by Selling Stockholders.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. Digital Island will make copies of this prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. Digital Island assumes no obligation to so deliver copies of this prospectus or any related prospectus supplement.

          Digital Island will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose: (a) the name of each such Selling Stockholder and of the participating broker-dealer(s), (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (f) other facts material to the transaction.

          The Selling Stockholders will be responsible for any fees, disbursements and expenses of any counsel for the Selling Stockholders. All other expenses incurred in connection with the registration of the Shares, including printer's and accounting fees and the fees, disbursements and expenses of counsel for Digital Island will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Digital Island will indemnify the Selling Stockholders against claims arising out of any untrue statement of a material fact contained in this Registration Statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading.

          Digital Island has undertaken to keep a Registration Statement of which this prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or January 18, 2001. After such period, if we choose not to maintain the effectiveness of the registration statement of which this prospectus constitutes a part, the securities issuable offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                             SELLING STOCKHOLDERS

          The following table sets forth the number of shares of common stock owned by each of the Selling Stockholders and the percentage of the total outstanding shares of Digital Island owned by each Selling Stockholder as of June 30, 2000. None of the Selling Stockholders has had a material relationship with Digital Island within the past three years other than as a result of the ownership of the Shares or other securities of Digital Island or as a result of their employment with Digital Island as of the date of the closing of the acquisition. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of the Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of common stock of Digital Island. The Shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below.

                                                                                                   Number of Shares
                                                   Number of Shares             Percent of       Registered for Sale
     Name of Selling Stockholder                  Beneficially Owned        Outstanding Shares        Hereby (1)
     ---------------------------                  ------------------        ------------------   --------------------
Adam Cohen                                                295,340                    *                 295,340

Michael Fiorentino                                          7,731                    *                   7,731

Debra LaChance                                            310,030                    *                 310,030

Alan G. Schatten                                           42,522                    *                  42,522

Victor Starsia                                             77,314                    *                  77,314

Jennifer Sultan                                            40,203                    *                  40,203

SRI International                                         212,653                    *                 212,653

Veronis, Suhler & Associates, Inc.                         25,053                    *                  25,053

Beverly Westle                                              1,796                    *                   1,796
                                                  -------------------------------------------------------------------
TOTAL                                                   1,012,642                  1.5%              1,012,642
--------------

*    Represents beneficial ownership of less than one percent.

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Digital Island's outstanding shares of common stock.

                                 LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for Digital Island by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

          The consolidated financial statements of Digital Island, Inc. and its subsidiaries, incorporated in this prospectus by reference to Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, have been incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


          The consolidated financial statements of Sandpiper Networks, Inc. at December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1998, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                           -------------------------

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
      Available Information........................................    1
      Incorporation of Certain Documents by Reference..............    1
      The Company..................................................    2
      Plan of Distribution.........................................    2
      Selling Stockholders.........................................    4
      Legal Matters................................................    5
      Experts......................................................    5



                            DIGITAL ISLAND, INC.

                              1,012,642 Shares
                               of Common Stock

          ---------------------------------------------------------


                                 Prospectus


          ---------------------------------------------------------


                               August   , 2000

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Digital Island in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                         SEC Registration Fee                      $10,694
                         Legal Fees and Expenses                   $10,000*
                         Accounting Fees and Expenses              $ 5,000*
                         Printing Fees                             $ 5,000*
                         Transfer Agent Fees                       $ 5,000*
                         Miscellaneous                             $10,000*
                                                                   -------
                            Total                                  $45,694
                                                                   =======
*  Estimated

Item 15.  Indemnification of Directors and Officers

          Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections
(a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

          Article VIII of the registrant's Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Article VII of the registrant's Amended and Restated Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant. The registrant has entered into indemnification agreements with each of its directors and executive officers. The registrant maintains officers' and directors' liability insurance.

Item 16.  Exhibits

 2.1* Agreement and Plan of Merger, dated as of January 18, 2000, by and among Digital Island, Inc., LOL Acquisition Corp., the Stockholders of Live On Line, Inc. and Live On Line, Inc.
 4.1* Registration Rights Agreement, dated as of January 18, 2000, by and among Digital Island, Inc. and certain stockholders of Live On Line, Inc.
 4.2 Registration Rights Agreement, dated as of June 15, 2000, by and between Digital Island, Inc. and SRI International.
 5.1     Opinion of Brobeck, Phleger & Harrison LLP.
23.1     Consent of PricewaterhouseCooopers LLP, independent accountants.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
23.3     Consent of Ernst & Young LLP, independent public auditors.
24.1     Power of Attorney (included on page II-4 of this Registration
         Statement).

*  Previously Filed.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 7th day of August 2000.

                                        DIGITAL ISLAND, INC.

                                        By: /s/ Ruann F. Ernst
                                            ------------------
                                            Ruann F. Ernst
                                            Chairman of the Board and Chief
                                            Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                        Date
---------                     -----                                        ----
/s/ Ruann F. Ernst            Chairman of the Board and Chief Executive    August 7, 2000
--------------------------
Ruann F. Ernst                Officer (Principal Executive Officer)



             *                Chief Financial Officer (Principal           August 7, 2000
--------------------------
T.L. Thompson                 Financial and Accounting Officer)

             *
--------------------------
Leo S. Spiegel                President and Director                       August 7, 2000

             *
--------------------------
Charlie Bass                  Director                                     August 7, 2000

             *
--------------------------
Christos Cotsakos             Director                                     August 7, 2000

             *
--------------------------
Marcelo A. Gumucio            Director                                     August 7, 2000

             *
--------------------------
G. Bradford Jones             Director                                     August 7, 2000

             *
--------------------------
Shahan Soghikian              Director                                     August 7, 2000

* Pursuant to Power of Attorney previously filed with the Commission

/s/ Ruann F. Ernst
--------------------------
Ruann F. Ernst                Attorney-in-fact

                               Index to Exhibits
                               -----------------

Exhibit
Number                           Exhibit Title
                                 -------------

 2.1* Agreement and Plan of Merger, dated as of January 18, 2000, by and among Digital Island, Inc., LOL Acquisition Corp, the stockholders of Live On Line, Inc. and Live On Line, Inc.

 4.1* Registration Rights Agreement, dated as of January 18, 2000, by and among Digital Island, Inc. and certain stockholders of Live On Line, Inc.

 4.2 Registration Rights Agreement, dated as of July 1, 2000, by and between Digital Island, Inc. and SRI International.

 5.1         Opinion of Brobeck, Phleger & Harrison LLP.
23.1         Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
23.3         Consent of Ernst & Young LLP, independent public auditors.
24.1         Power of Attorney (included on page II-4 of this Registration
             Statement).

* Previously filed.